Exhibit 23.1

101 Larkspur Landing Circle, Suite 321 Larkspur, CA 94939 www.rbsmllp.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Jaguar Health, Inc.
San Francisco, California

We consent to the incorporation by reference in this Registration Statement on Form S-8 dated April 5, 2023, of our report dated March 24, 2023, relating to the consolidated financial statements of Jaguar Health, Inc. as of and for the year ended December 31, 2022 (which report includes an explanatory paragraph regarding the Company’s ability to continue as a going concern).

/s/ RBSM, LLP

RBSM, LLP

101 Larkspur Landing Suite 321

Larkspur, CA 94939

April 5, 2023